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
                                                                    Exhibit 99.2


BREKEL GROUP, INC.
UNAUDITED BALANCE SHEET
JUNE 30, 2002


ASSETS
Current assets:
Cash and cash equivalents                                     $         -
Accounts receivable                                               113,449
Prepaid expenses                                                    2,625
Due from affiliate                                                396,158
                                                              ------------
Total current assets                                              512,232

Furniture and equipment, net                                    3,867,546
Deposits and other assets                                         189,718
                                                              ------------
Total assets                                                  $ 4,569,496
                                                              ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Capital lease obligations-current                             $ 1,695,474
Accounts payable                                                1,036,940
Notes Payable- current                                             42,662
Shareholder loans                                                 150,000
Accrued shareholder salaries                                      173,833
Accrued liabilities                                               125,432
                                                              ------------
Total current liabilities                                       3,224,341

Long-term liabilities:
Notes payable-long- term                                          376,880
                                                              ------------
Total liabilities                                               3,601,221

Shareholders' equity:
Common shares                                                       2,169
Paid-in capital                                                 8,728,435
Accumulated deficit                                            (7,762,329)
                                                              ------------
Total shareholders' equity                                        968,275
                                                              ------------
Total liabilities and shareholders' equity                    $ 4,569,496
                                                              ============
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BREKEL  GROUP,  INC.
UNAUDITED  STATEMENTS  OF  OPERATIONS


                                                                  SIX MONTHS ENDED JUNE 30,
                                                                   2002             2001
                                                              ---------------  --------------
Net sales                                                     $      905,353   $     412,948

Costs and expenses:
Production                                                           943,547       1,212,550
Website and information services                                      50,470          46,548
Marketing and selling                                                251,294         456,911
General and administrative                                           874,555         584,859
Amortization                                                             822             831
Depreciation                                                         318,971         101,292
                                                              -------------------------------
                                                                   2,439,659       2,402,991
                                                              -------------------------------
Loss from operations                                              (1,534,306)     (1,990,043)

Interest income                                                        2,107          91,290
Interest expense                                                     (80,498)        (40,245)
Gain on sale of equipment                                             13,821               -
                                                              -------------------------------
Net loss                                                      $   (1,598,876)  $  (1,938,998)
                                                              ===============================

Net loss per common share: Basic and diluted                  $        (0.07)  $       (0.09)

Weighted average common share outstanding: Basic and diluted      21,687,094      21,607,094
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
BREKEL  GROUP,  INC.
UNAUDITED  STATEMENTS  OF  CASH  FLOWS


                                                      SIX MONTHS ENDED JUNE 30,
                                                       2002             2001
                                                  ---------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                          $   (1,598,876)  $  (1,938,998)
Adjustments to reconcile net loss to
net cash used in operating activities:
   Depreciation and amortization                         319,793         102,123
   Gain on sale of equipment                             (13,821)              -
   Changes in assets and liabilities:                                    (51,621)
     Decrease in accounts receivable                     115,615         (29,042)
     Decrease in prepaid expenses                          5,250          25,070
     Decrease in due from affiliate                      193,677        (248,903)
     Increase in accounts payable                        674,489          14,430
     Increase in accrued liabilities                     197,107        (402,883)
     Increase in deferred revenues                             -          34,295
                                                  -------------------------------
Net cash used in operating activities                   (106,766)     (2,495,530)
                                                  -------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of furniture and equipment                     (38,871)       (892,769)
Increase in other assets                                (136,333)        (24,500)
                                                  -------------------------------
Net cash used in investing activities                   (175,204)       (917,269)
                                                  -------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock                             -       1,326,151
Proceeds from shareholder loan                           150,000               -
Repayments on capital lease obligations                 (368,021)        (20,931)
                                                  -------------------------------
Net cash used in financing activities                   (218,021)      1,305,220
                                                  -------------------------------

Net decrease in cash and cash equivalents               (499,991)     (2,107,579)
Cash and cash equivalents at beginning of period         499,991       4,647,623
                                                  -------------------------------
Cash and cash equivalents at end of period        $            -   $   2,540,044
                                                  ===============================
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